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NETWORK IMAGING CORPORATION
PRO FORMA CONDENSED BALANCE SHEET
DECEMBER 31, 1997
(Unaudited & In Thousands)

                                                (1)          (2)          (3)          (4)         (5)
                                                                                       Q4                     Pro Forma
                                                                                   Preliminary                  as of
                                 NIC US      Dorotech   Line of Credit  Series L    Estimated    Series A     December
                                September      Sale       Conversion    Issuance     Results     Amendment    31, 1997
                                ---------    ---------    ---------    ---------    ---------    ---------    ---------
                 Assets
Current assets                  $  12,443    $   7,000    $            $   2,900    $  (2,097)   $            $  20,246
Intangible assets
 (excluding goodwill)               2,372                                                  24                     2,396
Goodwill                              540                                                 (41)                      499
Other long-term assets              9,953       (6,333)                                  (213)                    3,407
                                ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Total assets                 $  25,308    $     667    $       0    $   2,900    $  (2,327)   $       0    $  26,548


              Liabilities
Current liabilities             $   9,271    $     441    $            $            $    (280)   $  (1,338)   $   8,094
Long-term liabilities               7,102                    (4,000)                      (47)                    3,055
                                ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Total liabilities               16,373          441       (4,000)           0         (327)      (1,338)      11,149

Redeemable Series F
 Preferred Stock                    6,357                                                                         6,357

Stockholders' equity:
 Preferred stock                     --                                                                            --
 Common Stock                           3                                                                             3
 Additional paid-in-capital       124,808                     4,000        2,900                     1,338      133,046
 Accumulated deficit             (113,933)                                                                     (113,933)
 Current Year Loss                 (8,300)         226                                 (2,000)                  (10,074)
                                ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Total stockholders' equity       2,578          226        4,000        2,900       (2,000)       1,338        9,042
                                ---------    ---------    ---------    ---------    ---------    ---------    ---------
   Total liabilities and
    stockholder's equity        $  25,308    $     667    $       0    $   2,900    $  (2,327)   $       0    $  26,548
                                =========    =========    =========    =========    =========    =========    =========

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